EXHIBIT 23.3

Consent of Independent Accountants

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Harvest Natural Resources, Inc. of our report dated March 12, 2014 relating to the financial statements of Petrodelta, S. A. at December 31, 2013 presented in accordance with International Reporting Standards, which appears in Harvest Natural Resources, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2013.

/s/ PGFA Perales, Pistone & Asociados

PGFA Perales, Pistone & Asociados

Valencia, Venezuela

May 16, 2014